Exhibit 99.1

Network Subsidiaries

●	Dubli Network Limited

●	Dubli E-Commerce LTDA

●	Dubli Holding Limited (JAFZA)

●	Dubli India Private Limited

●	Dubli Network Limited LLC (Delaware)

●	Dublicom Limited LLC (Delaware)

●	CG Holdings Limited (and its subsidiaries listed below):

o	Dubli Network Limited (BVI)

o	Crown Group Investments Limited (JAFZA)

o	Dublicom Limited (Cyprus)

o	Lenox Resources LLC (Delaware)

o	Dubli Pakistan Private Limited (Pakistan)

o	Dubli Japan G.K. (Japan)

o	Dubli Asia Pte Ltd (Singapore)

o	Dubli Greater China Ltd (Hong Kong)